Nielsen

The WindAcre Partnership View

April 26, 2022

Disclaimer

General Considerations

This presentation is for general informational purposes only and does not constitute an agreement, offer, a solicitation of an offer, or any advice or recommendation to enter into or conclude any transaction or confirmation thereof (whether on the terms shown herein or otherwise). This presentation should not be construed as legal, tax, investment, financial, or other advice. The views expressed in this presentation represent the opinions of The WindAcre Partnership LLC and its affiliates (collectively, "WindAcre") and are based on publicly available information with respect to Nielsen Holdings plc ("Nielsen" or the "Company") and the other entities referred to herein. WindAcre recognizes that there may be confidential information in the possession of the entities discussed in this presentation that could lead such entities to disagree with WindAcre's conclusions. Certain financial information and data used herein have been derived or obtained from filings made with the United States Securities and Exchange Commission ("SEC") or other regulatory authorities and from other third party reports. WindAcre has not sought or obtained consent from any third party to use any statements or information indicated herein as having been obtained or derived from statements made or published by third parties, nor has it paid for any such statements. Any such statements or information should not be viewed as indicating the support of any such third party for the views expressed herein. There can be no assurance that any of the proposed actions set forth in this presentation will be completed.

Not an Offer to Sell or a Solicitation of an Offer to Buy

Under no circumstances is this presentation intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security. Funds and investment vehicles managed by WindAcre currently beneficially own shares of the Company. These funds and investment vehicles are in the business of trading (i.e., buying and selling) securities and intend to continue trading in the securities of the Company. You should assume such funds and investment vehicles will from time to time sell all or a portion of their holdings of the Company in open market transactions or otherwise, buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such shares. Consequently, WindAcre's beneficial ownership of shares of, and/or economic interest in, the Company may vary over time depending on various factors, with or without regard to WindAcre's views of the Company's business, prospects, or valuation (including the market price of the Company's shares), including without limitation, other investment opportunities available to WindAcre, concentration of positions in the portfolios managed by WindAcre, conditions in the securities markets and general economic and industry conditions. WindAcre also reserves the right to change its intentions with respect to its investment in the Company and take any actions with respect to its investment in the Company as it may deem appropriate, and disclaims any obligation to notify the market or any other party of any such changes or actions, except as required by law.

Forward-Looking Statements

This presentation contains forward-looking statements. Forward-looking statements are statements that are not historical facts and may include projections and estimates and their underlying assumptions, statements regarding plans, objectives, intentions and expectations with respect to future financial results, events, operations, services, product development and potential, and statements regarding future performance. Forward-looking statements are generally identified by the words "expects", "anticipates", "believes", "intends", "estimates", "plans", "will be" and similar expressions. These forward-looking statements include, without limitation, statements regarding the proposed transaction involving Nielsen (the "Proposed Transaction"). Although WindAcre believes that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties—many of which are difficult to predict and are generally beyond the control of WindAcre or Nielsen—that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties are enumerated in Nielsen's public filings and recent public communications regarding the Proposed Transaction. In addition, the foregoing considerations and any other publicly stated risks and uncertainties should be read in conjunction with the risks and cautionary statements discussed or identified in Nielsen's public filings with the SEC, including those listed under "Risk Factors" in Nielsen's annual reports on Form 10-K and quarterly reports on Form 10-Q. The forward-looking statements speak only as of the date hereof and, other than as required by applicable law, WindAcre does not undertake any obligation to update or revise any forward-looking information or statements.

Concerning Intellectual Property

All registered or unregistered service marks, trademarks and trade names referred to in this presentation are the property of their respective owners, and WindAcre's use herein does not imply an affiliation with, or endorsement by, the owners of these service marks, trademarks and trade names or the goods and services sold or offered by such owners.

CERTAIN INFORMATION REGARDING THE PARTICIPANTS

The Participants (as defined below) intend to requisition a general meeting of shareholders of Nielsen Holdings plc ("Nielsen" or the "Company") to consider a special resolution aimed at restricting the ability of a controlling shareholder to cause the delisting of the Ordinary Shares (as defined below) from trading on the New York Stock Exchange and other proposals that may come before such general meeting and in connection with therewith, file a definitive proxy statement and accompanying form of proxy card with the Securities and Exchange Commission (the "SEC") to be used in connection with the solicitation of proxies from the shareholders of Nielsen. THE PARTICIPANTS STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY'S SHAREHOLDERS. IN ADDITION, THE PARTICIPANTS WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

The participants in the proxy solicitation are anticipated to be (i) The WindAcre Partnership LLC, a Delaware limited liability company ("WindAcre"), (ii) The WindAcre Partnership Master Fund LP, an exempted limited partnership established in the Cayman Islands ("Master Fund"), (iii) Snehal Amin ("Mr. Amin"), (iv) Rachel Foley ("Ms. Foley"), and (v) Chris Smith ("Mr. Smith," together with WindAcre, Master Fund, Mr. Amin, and Ms. Foley, the "Participants").

As of the date hereof, the Participants beneficially own (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), in the aggregate, 98,190,100 ordinary shares, par value €0.07 per share, of the Company (the "Ordinary Shares"), which are directly held by Master Fund and which are indirectly beneficially owned by WindAcre, the investment manager to Master Fund, and Mr. Amin, the managing member of WindAcre. Neither Ms. Foley nor Mr. Smith owns any Ordinary Shares.

Who is WindAcre?

- Long only
- Concentrated (13 investments)
- Focus heavily on business quality
- Purely intrinsic value (DCF) based
- 10 year+ time horizon
- Not an activist firm

- First invested in Nielsen in 2013; currently own ~27%
- We oppose the take-private at $28 per share

We believe:

Nielsen has an unmatched ability to solve the hardest measurement problem in media

Nielsen is a world class business

Intrinsic value of the stock today is ~$50

There is a credible path to ~$80 by 2025

$28 per share isn't even close to fair value

I. Why is Nielsen A World Class Business?

Hardest Measurement Problem in Media

What did **300 million people** watch
across **900 million screens**
for nearly **600 billion hours** (annual)?

And how many of those 300 million people
were reached, with what frequency,
by the **$100+ billion** spent on advertising?

(And provide on a sub-minute basis, please)

Problem Requires Big Data + Panel

What did **300 million people** watch
across **900 million screens**
for nearly **600 billion hours** (annual)?

Requires Big Data

And how many of those 300 million people
were reached, with what frequency,
by the **$100+ billion** spent on advertising?

Requires Panel

Competitive Landscape

Panel Robustness

Big Data Coverage

Competitive Landscape

Panel Robustness

Nielsen
41k HH proprietary panel
70k PPM panel
32k digital panel
18k mobile panel

TVISION INSIGHTS
250 fully measured HH panel
5,000 single TV HHs

comscore
Internet device panel

HyphaMetrics
100 HH panel

Big Data Coverage

comscore
40m HH / 75m TVs
mainly STB

iSpot.tv
51m TVs

videoamp
39m HHs

Nielsen
30m HH TV big data,
unique partnerships with:
Hulu, Amazon, Roku,
YouTube, Vizio and Samsung
87% of Digital Video Spend

Source: public company filings, Feb 2022 NBC Measurement Look Book and industry discussions.
Competitive placement is inherently subjective, and is based here on WindAcre's views.
VideoAmp and iSpot both use TVision's panel (VideoAmp deterministically matching and iSpot via probabilistic modelling).
VideoAmp is also testing the Hyphametrics panel.

Common Critique

Panel Robustness

Nielsen
41k HH proprietary panel
70k PPM panel
32k digital panel
18k mobile panel

TVISION INSIGHTS
250 fully measured HH panel
5,000 single TV HHs

comscore
Internet device panel

HyphaMetrics
100 HH panel


Who cares? Antiquated
This is the future, and it's competitive

Big Data Coverage

comscore
40m HH / 75m TVs
mainly STB

iSpot.tv
51m TVs

videoamp
39m HHs

Nielsen
30m HH TV big data,
unique partnerships with:
Hulu, Amazon, Roku,
YouTube, Vizio and Samsung
87% of Digital Video Spend

Source: public company filings, Feb 2022 NBC Measurement Look Book and industry discussions.
Competitive placement is inherently subjective, and is based here on WindAcre's views.
VideoAmp and iSpot both use TVision's panel (VideoAmp deterministically matching and iSpot via probabilistic modelling).
VideoAmp is also testing the Hyphametrics panel.

Competitive Landscape


Panel Robustness
Nielsen
41k HH proprietary panel
70k PPM panel
32k digital panel
18k mobile panel
TVISION INSIGHTS
250 fully measured HH panel
5,000 single TV HHs
comscore
Internet device panel
HyphaMetrics
100 HH panel
videoamp
iSpot.tv
comscore
Big Data Coverage
comscore
40m HH / 75m TVs
mainly STB
iSpot.tv
51m TVs
videoamp
39m HHs
Nielsen
30m HH TV big data,
unique partnerships with:
Hulu, Amazon, Roku,
YouTube, Vizio and Samsung
87% of Digital Video Spend

Source: public company filings, Feb 2022 NBC Measurement Look Book and industry discussions.
Competitive placement is inherently subjective, and is based here on WindAcre's views.
VideoAmp and iSpot both use TVision's panel (VideoAmp deterministically matching and iSpot via probabilistic modelling).
VideoAmp is also testing the Hyphametrics panel.

Nielsen ONE Unmatched We Believe



Panel Robustness
Nielsen
41k HH proprietary panel
70k PPM panel
32k digital panel
18k mobile panel
Nielsen ONE
TVISION
250 fully measured HH panel
5,000 single TV HHs
comscore
Internet device panel
HyphaMetrics
100 HH panel
videoamp
iSpot.tv
comscore
Big Data Coverage
comscore
40m HH / 75m TVs
mainly STB
iSpot.tv
51m TVs
videoamp
39m HHs
Nielsen
30m HH TV big data,
unique partnerships with:
Hulu, Amazon, Roku,
YouTube, Vizio and Samsung
87% of Digital Video Spend

Source: public company filings, Feb 2022 NBC Measurement Look Book and industry discussions.
Competitive placement is inherently subjective, and is based here on WindAcre's views.
VideoAmp and iSpot both use TVision's panel (VideoAmp deterministically matching and iSpot via probabilistic modelling).
VideoAmp is also testing the Hyphametrics panel.

Panel Robustness, Not Even Close

	National Panel Headline Size	Comparable Size[1]	People Meter Panel Size[2]	Mobile Panel Size	Panel Representative of Population[3]	Annual Cost
Nielsen	41k households	41k households	70k persons	18k persons	Yes	>$200m
TVision	5k households (1/8 of Nielsen)	250 households (1/160 of Nielsen)	0	0	No	~$1m

Source: Company filings and industry discussions; figures are approximate.
[1] Households with every television in the household measured.
[2] People meter panel allows for capture of out of home media consumption.
[3] Nielsen's panel is statistically sampled to closely align its composition to the US census on key factors including gender, age, race, ethnicity, geography, household size and presence of children.

Data is Easy, Panel is Hard, Both are Required

Big data can be bought, but building a Nielsen-level panel is prohibitively expensive, we believe


~$200m / year
"the holy grail"
Panel Robustness
Very Hard & Expensive
~$20m / year
Relatively Easy & Cheap
Big Data Coverage

Source: Company filings and industry discussions.

Can Others Close the Gap?

Nielsen dwarfs competitors in resources available to solve this measurement problem



Annual Revenues[1]
Nielsen
$3,500m
comscore
$367m
videoamp
$80m
iSpot.tv
$13m
Headcount[2]
Nielsen
6,200
comscore
1,350
videoamp
350
iSpot.tv
300
Market Value (EV)[3]
Nielsen
$12b
(unaffected)
videoamp
$1.4b
comscore
$0.4b
iSpot.tv
$0.25b
Data Scientists[4]
Nielsen
500
comscore
90
videoamp
25
iSpot.tv
20

Source: public company filings, press releases, Dun & Bradstreet, LinkedIn. [1] 2021 revenues for: Nielsen and Comscore and VideoAmp and iSpot estimated by the Los Angeles Business Journal and Dun & Bradstreet, respectively. [2] Headcount data per Feb 2022 NBC Measurement Look Book. Nielsen US only. [3] Nielsen as of 3/11/22 unaffected stock price, VideoAmp post money Oct 2021 valuation, Comscore as of 4/22/22, iSpot estimate relative to 2014 post money valuation. [4] Nielsen per 4Q2021 earnings call; others estimated via LinkedIn.

But Nielsen ONE Isn't Even Out Yet

True, but logic can foretell the answer, we believe:

- Advertisers care about demographics, not machines → Nielsen's panel provides an unmatched ability to translate
- Advertisers care about reach and frequency across the entire ecosystem → Only Nielsen's panel is representative of the population demographics
- Also requires:
  - Ability to measure over-the-air households (20% of consumption)
  - Trust and partnerships, to allow for de-duplication
  - ID backbone
  - Independent 3rd party
- Nielsen has been the currency in this ecosystem for decades

Source: public company filings and industry discussions.

Who Will Decide the Currency? Advertisers.

"Reach and frequency is foundational for marketers – we need to understand reach and frequency, and **we need to understand reach and frequency not within silos, not within just a platform, not just within a TV network – we must understand reach and frequency across media.**"

– Association of National Advertisers at TVOT LIVE! in Jan 2022

Who Decides Is Not Who Is Talking

Media companies advocating for their own "currencies" for a reason, we believe

	Media Cos	Advertisers
Deduplication to identify "waste"	NO	YES
Ease of comparability across platforms and networks	NO	YES
Efficient transactional system	?	YES
"Special Snowflake" ⇒ Higher Prices	YES	NO
Optimal Outcome	Each media company picks its own "currency" to highlight the value of its own inventory relative to others	Foundational system-wide currency and analytics available for further optimization

Source: industry discussions.

Single vs Multi-Currency Future?


$

Single vs Multi-Currency Future?

Alternative "currencies" exist for niche use cases. Dollar is still the true "Foundational Currency".


Ethereum
Starbucks Points
Bitcoin
$
Community Currencies
Airline Miles
Amex Points

A View on Multi-Currency Future

"**We fundamentally cannot have six different currencies because there's no bandwidth to deal with it**, or practically speaking, everything from planning and optimization to building and even pitch cost templates depend on currencies – and if I have one client on X and another is on Y and another is Z and somebody's on Delta or Omega or whatever, we can't deal with it at a very practical level."

– Group M at TVOT LIVE! in Jan 2022

"Foundational Currency" vs Analytics

Analogs we see in other ecosystems between a "Foundational Currency" and analytics

	"Foundational Currency"	Analytics Providers
Equity Market	Equity Index (S&P 500)	Morningstar
Bond Market	Bond Ratings (Moody's, S&P)	Sell-side Credit Research
Credit Scores	FICO Score (FICO)	Credit Bureau Data
Economic Data	Official GDP Data	Credit Card Data
Media	Nielsen ONE	VideoAmp, iSpot

Universal Acceptance

"Single" Source of Truth

Specific Applications

Competitive/Commoditized

In summary, we believe:

Nielsen has unmatched capability to solve the hardest measurement problem in media

Advertisers will decide

Nielsen ONE will be the Foundational Currency for this ecosystem

Nielsen is a world class business

II. What is Nielsen Worth?

The “Status Quo” Case

Upfront Capital Structure	• 3.5x Net Debt / EBITDA (current) • Buyback ~ $725m in 2022 • 7% of shares outstanding @ $28
Ongoing Capital Structure / Allocation	• Keep leverage pegged at 3.5x • Our analysis assumes 100% dividend 2023+, for simplicity • Stock buyback in 2023+ almost certainly adds further value
Operating Assumptions	• Nielsen’s 2022 guidance (mid-point) • 3-5% organic revenue growth (2023+) • 55% incremental EBITDA margins (2023+)[1] • Capex at 7.5% of revenue (2023+) *Same base case assumptions as we had “pre-deal”*

Source: Company filings and WindAcre analysis. Detail of Status Quo cases in Appendix.
[1] Sensitized as 43.5% incremental EBITDA margins in 3% revenue growth case.

Status Quo Intrinsic Value – YE 2022

- 10-year DCF of levered Distributable Free Cash Flow[1] ("D-FCF")
- 10% cost of equity[2]
- Terminal growth = revenue growth

3% Revenue growth (Low Case)	4% Revenue growth (Base Case)	5% Revenue growth (High Case)
$36	$52	$68

Source: Company filings and WindAcre analysis. Assumes operating and capital allocation assumptions on prior slide; D-FCF and terminal value forecasts detailed in Appendix: Status Quo.

[1] D-FCF is free cash flow per share plus re-leveraging cash generated by keeping a leverage peg on growing EBITDA on a per share basis.

[2] Cost of equity based on WindAcre analysis of historical S&P500 returns (1927-2021).

$52 as a Base Case… Really? Yes.

Discounted Cash Flow model of D-FCF per Share and Terminal Value results in $52 intrinsic value Status Quo Base Case[1] for YE 2022



$78
Forward Terminal Multiples
17x D-FCF
⇒ 13x EV/EBITDA
⇒ 20x P/E
$2.99
$3.13
$3.27
$3.42
$3.58
$3.75
$3.92
$4.10
$4.29
$4.49
2.16
2.33
2.50
2.67
2.85
3.03
3.21
3.40
3.59
3.79
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
Adjusted EPS[2]
D-FCF per Share[3]
Terminal Value

Source: Company filings and WindAcre analysis. Detail of Status Quo & 4% Revenue Growth in Appendix.

[1] Base Case and Status Quo assumptions from prior two slides. D-FCF multiple assumed based on 1 / (r – g), other multiples implied. r = 10% cost of equity, g = 4% revenue growth rate.

[2] Adjusted EPS as defined in Company filings.

[3] D-FCF is labeled as total per share, incremental amount above Adjusted EPS represents re-leveraging FCF per share and the difference between FCF per share and Adjusted EPS.

1. Revenue Growth

2. Multiple

Why We Believe Nielsen Should Grow GDP+

US GDP (Nominal)	~ 4%	
Premium Video Advertising	= / +	
Nielsen ONE Currency = Pricing Power	+	
International	+	
Outcomes & Gracenote	+	
Audio	–	*(Diminishing)*
Long Tail Cable	–	*(Diminishing)*
Local	–	*(Diminishing)*
	>4%	

Source: Company filings.

Nielsen Media Historical Growth Rate

4.1% average revenue growth pre-COVID-19



Revenue Growth
10%
8%
6%
4%
2%
–
(2%)
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022E

Source: Company filings. 2016+ Media organic CC rev growth; 2008-15 Watch CC rev growth ex large acquisitions.

Video Ad Market Likely to Grow

Mid-single digit growth in total video advertising supports GDP+ revenue growth



Video Advertising ($b)
$120
$100
$80
$60
$40
$20
$0
TV + CTV Ad Spend
+4.3% CAGR 2022-26
TV Ad Spend
-1.3% 2022-26
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026

Source: eMarketer historical data and forecast, March 2022.

1. Revenue Growth

2. Multiple

DCF Implied Multiples (x on 2023)

Intrinsic Value supports mid-teens EBITDA multiple and 20x+ P/E multiple, we believe

$$\frac{1}{(r - g)} = \frac{1}{(10\% - 4\%)} = 17x \text{ D-FCF}$$

	\$18 (unaffected)	\$28 (take private)	\$52 (intrinsic value)	\$60 (5% yield)
P / D-FCF (~\$3.00)	6x	9x	17x	20x
D-FCF (=Div) yield	17%	11%	6%	5%
P / E (~\$2.20)	8x	13x	24x	28x
EV / EBITDA (\$1.6b)	7x	9x	14x	16x

Source: Company filings, Bloomberg and WindAcre analysis. Detail in Appendix: Status Quo & 4% Revenue Growth.

Relative Value Peer Multiples

Relative Value also supports mid-teens EBITDA multiple and 20x+ P/E multiple

	Revenue Growth (2022-2025)	P / E	EV / EBITDA
Info Services Peers[1]	7%	27x	19x
5% Growth Adjusted[2]	5%	25x	17x
4% Growth Adjusted[2]	4%	22x	16x
3% Growth Adjusted[2]	3%	20x	14x

Source: public company filings, Bloomberg and WindAcre analysis. Info Services Peers figures are medians.

[1] Peers: Clarivate, Costar, Dun & Bradstreet, Equifax, Experian, Factset, Fair Isaac, Gartner, IHS, Moody's, MSCI, Relx, Thomson Reuters, Transunion, S&P Global, Verisk, Wolters Kluwer.

[2] Adjusted based upon regression of Info Services multiples against 2022-2025 expected revenue growth. Analysis as of April 20, 2022.

We Believe the Market has been Wrong

Exhibit 53: NLSN No Longer Trades Like an Info Services Company - It Trades With the Ad Agencies


35x
30x
25x
20x
15x
10x
5x
-
NTM EV/EBITDA Multiple
Jan-12
Jan-13
Jan-14
Jan-15
Jan-16
Jan-17
Jan-18
Jan-19
Jan-20
Jan-21
NLSN.N
Ad Agencies
Info Services

Source: Refinitiv, Morgan Stanley Research

Source: Morgan Stanley.

Dissecting History

When the business was working, the stock worked too

	Avg EV / EBITDA	Avg Rev g	Avg D-FCF to Shareholders	Avg Stock Price
"Glory Years" 2014-16	13x	4%	~$2.20	$39 (18x D-FCF)
"Troubled Years" 2017-21	9x	0.4%	~$1.00	$24 (24x D-FCF)
Status Quo Base Case 2023-2026	14x	4%	~$3.30	$57 (17x D-FCF)

Source: Company filings, Bloomberg and WindAcre analysis.

A Further Perspective on History

Excluding the Connect/Buy business at the 6x EV/EBITDA it sold for, standalone Media traded at 16x EV/EBITDA in the "Glory Years"


18x
16x
14x
12x
10x
8x
6x
4x
2x
-
Adjusted Media Only EV / EBITDA¹
Total Company EV/EBITDA
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022

Source: Company filings, Bloomberg and WindAcre analysis. Assumes: Adjusted Media Only EV / EBITDA excludes Connect EBITDA and its EV at the 6x EV/EBITDA valuation it sold for.

Disruption = Uncertainty = Opportunity

Unprecedented Disruption in Underlying Ecosystem	Significant Product & Business Transformation

Under-Appreciated Business Quality	Severe "Regulatory"/ Customer Challenge

Disruption = Uncertainty = Opportunity

Multiples have doubled in situations that we consider similar

Unprecedented Disruption in Underlying Ecosystem

GOOG (Desktop to Mobile)	14x	▶ 20x

Significant Product & Business Transformation

MSFT	10x	▶ 40x
ADBE	15x	▶ 30x

Under-Appreciated Business Quality

CSX (Pre-"Rail Renaissance")	13x	▶ 25x
SHW	10x	▶ 20x
FICO (Pre-"Special Pricing")	14x	▶ 25x

Severe "Regulatory"/ Customer Challenge

MCO (Post-GFC)	13x	▶ 25x
V (Durbin Amendment)	13x	▶ 28x
TDG (Short attack, EV/EBITDA)	10x	▶ 16x
MSCI	15x	▶ 40x

Source: Bloomberg and WindAcre analysis. Periods vary for each company. Multiples are P/E multiples unless otherwise noted.

"Status Quo" case is status quo

We estimate intrinsic value to be ~$50 per share

D-FCF of $3.00 in 2023, and growing

Why sell at $28?

III. A Credible Path to ~$80 Per Share by 2025

The "Public LBO" Case

Upfront Recap	• Recap to 5.5x Net Debt / EBITDA • ~$3.8b capital to redeploy (including 2022 free cash flow) • Buyback 37% of shares outstanding @ $28
Ongoing Capital Structure / Allocation	• Keep leverage pegged at 5.5x • Our analysis assumes 100% dividend 2023+, for simplicity • Stock buyback in 2023+ almost certainly adds further value
Operating Assumptions	• Nielsen's 2022 guidance (mid-point) • 3-5% organic revenue growth (2023+) • 55% incremental EBITDA margins (2023+)[1] • Capex at 7.5% of revenue (2023+) *Same assumptions as we had "pre-deal"*

Source: Company filings and WindAcre analysis. Detail of Public LBO cases in Appendix.
[1] Sensitized as 43.5% incremental EBITDA margins in 3% revenue growth case.

Immediate Impact of Public LBO

We believe:

1. Floors the stock at $28 (nearly 40% buyback)

2. ~20% accretive to 2023 Adjusted EPS (to ~$2.50)

3. ~$4.40 of distributable FCF per share

4. Even at 10x D-FCF → $44 stock price

Source: Company filings and WindAcre analysis. Assumes Public LBO and Base Case (4% rev growth) assumptions further detailed in Appendix.

Stock Price Could Be $44 by YE 2022


10x 2023 D-FCF
⇒ $44 stock price
$2.06
-$0.51
$0.93
$2.48
$1.93
$4.42
2023 Status Quo Adjusted EPS[1]
Higher Interest[2]
Lower Share Count from 2022 Buyback[3]
2023 Pro Forma Adjusted EPS
Releveraging FCF per Share[4]
2023 Distributable Free Cash Flow per Share (D-FCF)

Source: Company filings and WindAcre analysis. More detail in Appendix: Public LBO & 4% Revenue Growth.

[1] Adjusted EPS as defined in Company filings

[2] After-tax interest per share on incremental $3.7b of debt raised in 2022 for releveraging buyback and in 2023 for releveraging distribution.

[3] $3.8b share repurchase at $28 per share lowers share count by ~37%.

[4] ~$80m yoy growth in EBITDA in 2023 results in ~$440m additional debt raised keeping leverage peg at 5.5x, net of difference between Adjusted EPS and FCF per share.

Public LBO Intrinsic Value – YE 2022

- 10-year DCF of levered Distributable Free Cash Flow[1] (D-FCF)
- 11% cost of equity[2]
- Terminal growth = revenue growth

3% Revenue growth (Low Case)	4% Revenue growth (Base Case)	5% Revenue growth (High Case)
$44	$65	$86

Source: Company filings and WindAcre analysis. Assumes operating and capital allocation assumptions for Public LBO. D-FCF and terminal value forecasts detailed in Appendix: Public LBO.

[1] D-FCF is free cash flow per share plus re-leveraging cash generated by keeping a leverage peg on growing EBITDA on a per share basis.

[2] Cost of equity increased relative to the Status Quo case to account for higher leverage 5.5x capital structure. Increase estimated to approximate same WACC as Status Quo case.

Public LBO YE 2024 Intrinsic Value

We believe stock price could be $80+ within 3 years, including dividends… **~3x in 3 years**



$120
$100
$80
$60
$40
$20
$-
YE 2019
YE 2020
YE 2021
YE 2022
YE 2023
YE 2024
3.8x 55% IRR
2.9x 42% IRR
1.9x 24% IRR
$ 105
High Case
$ 80
Base Case
$ 53
Low Case

Source: Bloomberg, company filings and WindAcre analysis. Nielsen historical prices shown through 4/22/22. YE2024 values assume: DCF based, 11% cost of equity; 100% D-FCF towards dividends 2023+, 3-year IRR calculated from $28. All cases assume 5.5x leverage peg, ~$3.8b buyback at $28 in 2022, margins and capex per Operating Assumptions. Public LBO Appendix slides detail the 2025-2032 D-FCF and terminal amounts that can be discounted back to calculate the YE2024 intrinsic value. YE2024 value includes 2022-2024 dividends undiscounted and uncompounded. Cases flex revenue growth (2023+): Low Case = 3%, Base Case = 4%, High Case = 5%.

1. Leverage

2. Timing

EBITDA Headroom in Historical Context


EBITDA ($m)
$1,800
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
Media
With 5.5x leverage, Nielsen's business can sustain a ~45% drop in EBITDA
With 3.5x leverage, Nielsen's business can sustain a ~60% drop in EBITDA
2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022E

Source: Company filings. Assumes: EBITDA 2016+ Media segment; EBITDA 2008-15 Watch segment; Headroom calculated based on EBITDA decline that can still cover capex and interest, as a proxy for cash solvency. Not meant to represent compliance with debt covenants that do or could exist. Assumes ~5.4% interest rate for 3.5x leverage and ~5.9% interest rate for 5.5x leverage.

1. *Leverage*

2. *Timing*

How Long Until Stock = Intrinsic Value?

Catalysts to close the gap to intrinsic value can be realized in the next 2-3 years, we believe



MRC re-accreditation
MSD growth
Commitment to shareholder distributions
Nielsen ONE
"Normalized" margins & FCF conversion
Major contracts renewed "post-noise"
YE 2021
YE 2022
YE 2023
YE 2024
YE 2025

Source: Company filings and WindAcre analysis.

Public LBO Considerations

- Higher leverage = higher financial risk (but less than Private LBO)

- UK statutory limitations on distributions likely require procedural steps (capital reduction, scheme of arrangement)

- BUT, we believe:
  - Achievable
  - Less disruptive than full take-private
  - FAR better for shareholders as a whole

Public LBO allows for ~40% buyback immediately

~$4.40 D-FCF per share in 2023, and growing

Stock price can be ~$45 within a year,
~$80 in three years

Why sell at $28?

IV. Further Thoughts on $28 Per Share

Illustrative 5-Year LBO IRRs

A Private LBO at $28 **transfers** ~$13b of value from today's shareholders to the consortium versus a Public LBO by our estimate

Exit Multiple – EV/EBITDA	Entry Price $28	Entry Price $30	Entry Price $35	Entry Price $40
10x	27%	21%	12%	5%
13x	35%	31%	23%	16%
16x	41%	37%	29%	23%

Source: Company filings and WindAcre analysis. Assumes: 4% revenue growth; $2.65b of preferred equity priced at greater of 15% IRR or the proportion of equity funded; 6.25% cost of debt; $10.5b of initial debt assumes committed revolver is undrawn; 4.5x sustainable leverage; ~$185m of annual synergies during private period and ~$135m of dis-synergies when IPO'd for exit; management allocated options on 8.5% of common equity. Value transfer calculated based on $65 intrinsic value of the Public LBO Base Case less the $28 transaction price. Note: Fair value exit EV/EBITDA multiple implied by the Public LBO Base Case DCF is 14x.

60% Premium but off Historically Low Price



NLSN US Equity
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Last Price 26.82
High on 07/22/16 55.81
Average 32.961
Low on 04/01/20 11.85
$28 offer price
50
40
30
20
10
26.82
Volume 3.790M
120M
100M
80M
60M
40M
2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022

Source: Bloomberg as of 4/22/2022.

Unaffected $17.51 in Context

Even clearer to us now that market was wrong to price Nielsen at $17.51. . .


~$11.1b
~$11.6b
95% of EV was debt financeable when stock price was $17.51
Private LBO Committed Debt Financing
Unaffected Nielsen EV at $17.51

Source: Company filings and WindAcre analysis.

$28 Isn't Close to Our Estimate of Fair Value

We believe Nielsen's intrinsic value is well north of $40 per share



$28 offer price
$55 average
YE2022 DCF - Public LBO 5.5x Lev[1]
$65
YE2022 DCF - Public Recap 4.5x Lev[2]
$57
YE2022 DCF - Status Quo 3.5x Lev[3]
$52
Comps - Info Services - EV / EBITDA[4]
$53
Comps - Info Services - P / E[4]
$48

Source: Company filings and WindAcre analysis.

[1] Detail in Appendix: Public LBO & 4% Revenue Growth.

[2] Same assumptions as the Public LBO and Status Quo 4% Revenue Growth cases detailed in the Appendix, except that leverage peg is 4.5x.

[3] Detail in Appendix: Status Quo & 4% Revenue Growth.

[4] Info Services Peers forward multiples as detailed on slide 35, average of regression to 3-5% growth: Nielsen 2023E based on Status Quo Base Case.

Nor Close to Even Low End of Our Ranges

We believe Nielsen's intrinsic value is well north of $40 per share



$28 offer price
$55 average
YE2022 DCF - Public LBO 5.5x Lev[1]
$44
$86
YE2022 DCF - Public Recap 4.5x Lev[2]
$39
$75
YE2022 DCF - Status Quo 3.5x Lev[3]
$36
$68
Comps - Info Services - EV / EBITDA[4]
$47
$59
Comps - Info Services - P / E[4]
$43
$53

Source: Company filings and WindAcre analysis.

[1] Range based on 3-5% revenue growth. Detail in Appendix: Public LBO cases.

[2] Range based on 3-5% revenue growth. Same assumptions as the Public LBO and Status Quo cases detailed in the Appendix, except that leverage peg is 4.5x.

[3] Range based on 3-5% revenue growth. Detail in Appendix: Status Quo cases.

[4] Info Services Peers forward multiples as detailed on slide 35, regression to 3-5% growth; Nielsen 2023E based on Status Quo Base Case.

For $28 to be Intrinsic Value

We estimate you have to believe:

- 2% revenue growth
- Flat margins
- 8% capex to revenue
- 3.0x leverage peg
- No value from buybacks or capital deployment

We don't believe a single one of those assumptions is appropriate, let alone all

Source: Company filings and WindAcre analysis.

Why We Don't Fear the Deal Break

If the business can support a 7x leverage Private LBO, it can support a 5.5x leverage Public LBO

- ~40% Buyback @ $28 → should floor the stock
- ~$4.40 D-FCF per share in 2023 = ~16% yield on $28, and growing
- Credible path to ~$80 stock by 2025
- This is not a broken business

Source: Company filings and WindAcre analysis.
Figures relate to Public LBO Base Case (4% revenue growth).

We believe:

Nielsen has an unmatched ability to solve the hardest measurement problem in media

Nielsen is a world class business

Intrinsic value of the stock today is ~$50

There is a credible path to ~$80 by 2025

$28 per share isn't even close to fair value

V. Appendix

DCF Methodology

- 10-year Discounted Cash Flow of Distributable Free Cash Flow per share
- Our calculation of Distributable Free Cash Flow (D-FCF):
  - Starts with Adjusted Net Income as defined by Company filings
  - Deducts capex instead of depreciation
  - Deducts stock compensation, restructuring and other as if cash expenses
  - Adds releveraging cash flow generated by keeping a leverage peg on growing EBITDA
  - Deducts after-tax interest expense on incremental leverage
- Cost of Equity varies with leverage assumption
- Terminal uses 1 / (r – g) as a multiple for forward D-FCF

"Status Quo"[1] & 3% Revenue Growth[2]

Discounted Cash Flow model[3] of D-FCF per Share and Terminal Value results in **$36 intrinsic value** at YE 2022



Terminal Forward Multiples[4]
14x D-FCF
⇒ 11x EV/EBITDA
⇒ 15x P/E
$49
$2.59
$2.66
$2.73
$2.80
$2.88
$2.96
$3.04
$3.13
$3.22
$3.31
2.09
2.20
2.31
2.41
2.52
2.62
2.73
2.84
2.94
3.05
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
Adjusted EPS[5]
D-FCF per Share[6]
Terminal Value

Source: Company filings and WindAcre analysis.

[1] Status Quo capital allocation assumes: 3.5x leverage peg, ~$725m buyback in 2022 @ $28 per share = 7% of shares outstanding; ~5.4% interest rate.

[2] Base Case operating assumptions: Nielsen's 2022 guidance (mid-point); for 2023+ assumes: 3% organic revenue growth, 43.5% incremental EBITDA margins, capex 7.5% of revenue.

[3] Assumes 10% cost of equity, terminal growth = revenue growth, 100% of D-FCF per share returned to shareholders in 2023+ via dividend.

[4] D-FCF multiple assumed based on 1 / (r – g), other multiples implied. r = cost of equity, g = organic revenue growth rate.

[5] Adjusted EPS as defined in Company filings.

[6] Distributable Free Cash Flow (D-FCF) is free cash flow plus re-leveraging cash generated by keeping a leverage peg on growing EBITDA. D-FCF is labeled as total per share, incremental amount above Adjusted EPS represents re-leveraging FCF per share and the difference between FCF per share and Adjusted EPS.

"Status Quo"[1] & 4% Revenue Growth[2]

Discounted Cash Flow model[3] of D-FCF per Share and Terminal Value results in **$52 intrinsic value** at YE 2022



Terminal Forward Multiples⁴
17x D-FCF
⇒ 13x EV/EBITDA
⇒ 20x P/E
$78
$2.99
$3.13
$3.27
$3.42
$3.58
$3.75
$3.92
$4.10
$4.29
$4.49
2.16
2.33
2.50
2.67
2.85
3.03
3.21
3.40
3.59
3.79
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
Adjusted EPS⁵
D-FCF per Share⁶
Terminal Value

Source: Company filings and WindAcre analysis.

[1] Status Quo capital allocation assumes: 3.5x leverage peg, ~$725m buyback in 2022 @ $28 per share = 7% of shares outstanding; ~5.4% interest rate.

[2] Base Case operating assumptions: Nielsen's 2022 guidance (mid-point); for 2023+ assumes: 4% organic revenue growth, 55% incremental EBITDA margins, capex 7.5% of revenue.

[3] Assumes 10% cost of equity, terminal growth = revenue growth, 100% of D-FCF per share returned to shareholders in 2023+ via dividend.

[4] D-FCF multiple assumed based on 1 / (r – g), other multiples implied. r = cost of equity, g = organic revenue growth rate.

[5] Adjusted EPS as defined in Company filings.

[6] Distributable Free Cash Flow (D-FCF) is free cash flow plus re-leveraging cash generated by keeping a leverage peg on growing EBITDA. D-FCF is labeled as total per share, incremental amount above Adjusted EPS represents re-leveraging FCF per share and the difference between FCF per share and Adjusted EPS.

"Status Quo"[1] & 5% Revenue Growth[2]

Discounted Cash Flow model[3] of D-FCF per Share and Terminal Value results in **$68 intrinsic value** at YE 2022



Terminal Forward Multiples⁴
20x D-FCF
⇒ 16x EV/EBITDA
⇒ 25x P/E
$113
$3.23
$3.42
$3.61
$3.82
$4.04
$4.27
$4.51
$4.77
$5.04
$5.33
2.20
2.41
2.62
2.84
3.06
3.29
3.53
3.78
4.04
4.31
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
Adjusted EPS⁵
D-FCF per Share⁶
Terminal Value

Source: Company filings and WindAcre analysis.

[1] Status Quo capital allocation assumes: 3.5x leverage peg, ~$725m buyback in 2022 @ $28 per share = 7% of shares outstanding; ~5.4% interest rate.

[2] Base Case operating assumptions: Nielsen's 2022 guidance (mid-point); for 2023+ assumes: 5% organic revenue growth, 55% incremental EBITDA margins, capex 7.5% of revenue.

[3] Assumes 10% cost of equity, terminal growth = revenue growth, 100% of D-FCF per share returned to shareholders in 2023+ via dividend.

[4] D-FCF multiple assumed based on $1 / (r – g)$, other multiples implied. r = cost of equity, g = organic revenue growth rate.

[5] Adjusted EPS as defined in Company filings.

[6] Distributable Free Cash Flow (D-FCF) is free cash flow plus re-leveraging cash generated by keeping a leverage peg on growing EBITDA. D-FCF is labeled as total per share, incremental amount above Adjusted EPS represents re-leveraging FCF per share and the difference between FCF per share and Adjusted EPS.

"Public LBO"[1] & 3% Revenue Growth[2]

Discounted Cash Flow model[3] of D-FCF per Share and Terminal Value results in **$44 intrinsic value** at YE 2022



Terminal Forward Multiples[4]
13x D-FCF
⇒ 11x EV/EBITDA
⇒ 16x P/E
$58
$3.55
$3.64
$3.74
$3.83
$3.94
$4.04
$4.16
$4.27
$4.39
$4.52
2.39
2.53
2.67
2.80
2.93
3.06
3.20
3.33
3.46
3.59
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
Adjusted EPS[5]
D-FCF per Share[6]
Terminal Value

Source: Company filings and WindAcre analysis.

[1] Public LBO capital allocation assumes: 5.5x leverage peg, ~$3.8b buyback in 2022 @ $28 per share = 37% of shares outstanding; ~5.9% interest rate.

[2] Base Case operating assumptions: Nielsen's 2022 guidance (mid-point); for 2023+ assumes: 3% organic revenue growth, 43.5% incremental EBITDA margins, capex 7.5% of revenue.

[3] Assumes 11% cost of equity, terminal growth = revenue growth, 100% of D-FCF per share returned to shareholders in 2023+ via dividend.

[4] D-FCF multiple assumed based on 1 / (r – g), other multiples implied. r = cost of equity, g = organic revenue growth rate.

[5] Adjusted EPS as defined in Company filings.

[6] Distributable Free Cash Flow (D-FCF) is free cash flow plus re-leveraging cash generated by keeping a leverage peg on growing EBITDA. D-FCF is labeled as total per share, incremental amount above Adjusted EPS represents re-leveraging FCF per share and the difference between FCF per share and Adjusted EPS.

"Public LBO"[1] & 4% Revenue Growth[2]

Discounted Cash Flow model[3] of D-FCF per Share and Terminal Value results in **$65 intrinsic value** at YE 2022



Terminal Forward Multiples[4]
14x D-FCF
⇒ 14x EV/EBITDA
⇒ 21x P/E
$98
$4.42
$4.62
$4.82
$5.03
$5.26
$5.50
$5.74
$6.00
$6.27
$6.55
2.48
2.70
2.91
3.13
3.35
3.57
3.80
4.03
4.27
4.51
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
Adjusted EPS[5]
D-FCF per Share[6]
Terminal Value

Source: Company filings and WindAcre analysis.

[1] Public LBO capital allocation assumes: 5.5x leverage peg, ~$3.8b buyback in 2022 @ $28 per share = 37% of shares outstanding; ~5.9% interest rate.

[2] Base Case operating assumptions: Nielsen's 2022 guidance (mid-point); for 2023+ assumes: 4% organic revenue growth, 55% incremental EBITDA margins, capex 7.5% of revenue.

[3] Assumes 11% cost of equity, terminal growth = revenue growth, 100% of D-FCF per share returned to shareholders in 2023+ via dividend.

[4] D-FCF multiple assumed based on $1 / (r - g)$, other multiples implied. r = cost of equity, g = organic revenue growth rate.

[5] Adjusted EPS as defined in Company filings.

[6] Distributable Free Cash Flow (D-FCF) is free cash flow plus re-leveraging cash generated by keeping a leverage peg on growing EBITDA. D-FCF is labeled as total per share, incremental amount above Adjusted EPS represents re-leveraging FCF per share and the difference between FCF per share and Adjusted EPS.

"Public LBO"[1] & 5% Revenue Growth[2]

Discounted Cash Flow model[3] of D-FCF per Share and Terminal Value results in **$86 intrinsic value** at YE 2022



Terminal Forward Multiples[4]
17x D-FCF
⇒ 16x EV/EBITDA
⇒ 26x P/E
$141
$4.95
$5.22
$5.51
$5.82
$6.14
$6.48
$6.84
$7.22
$7.61
$8.03
2.54
2.80
3.07
3.34
3.62
3.91
4.20
4.51
4.83
5.15
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
Adjusted EPS[5]
D-FCF per Share[6]
Terminal Value

Source: Company filings and WindAcre analysis.

[1] Public LBO capital allocation assumes: 5.5x leverage peg, ~$3.8b buyback in 2022 @ $28 per share = 37% of shares outstanding; ~5.9% interest rate.

[2] Base Case operating assumptions: Nielsen's 2022 guidance (mid-point); for 2023+ assumes: 5% organic revenue growth, 55% incremental EBITDA margins, capex 7.5% of revenue.

[3] Assumes 11% cost of equity, terminal growth = revenue growth, 100% of D-FCF per share returned to shareholders in 2023+ via dividend.

[4] D-FCF multiple assumed based on $1 / (r - g)$, other multiples implied. r = cost of equity, g = organic revenue growth rate.

[5] Adjusted EPS as defined in Company filings.

[6] Distributable Free Cash Flow (D-FCF) is free cash flow plus re-leveraging cash generated by keeping a leverage peg on growing EBITDA. D-FCF is labeled as total per share, incremental amount above Adjusted EPS represents re-leveraging FCF per share and the difference between FCF per share and Adjusted EPS.